         BERKSHIRE HILLS BANCORP REPORTS 18% INCREASE IN SECOND QUARTER
             CORE INCOME, WITH 48% ANNUALIZED COMMERCIAL LOAN GROWTH

          ANNOUNCES INTENTION TO OPEN TWO ADDITIONAL NEW YORK BRANCHES

PITTSFIELD, MA - July 25, 2006 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ: BHLB), the holding company for Berkshire Bank (the "Bank"), today reported an 18% increase in second quarter core income to $4.1 million in 2006, compared to $3.5 million in 2005. Core earnings growth reflected the benefits of the acquisition of Woronoco Bancorp in June 2005 and organic growth.

Second quarter 2006 income excluded any revenue related to dividends from the Federal Home Loan Bank of Boston ("the FHLBB") due to a timing change in the FHLBB dividend declaration schedule. Such revenue would normally have been about $400 thousand ($0.03 per diluted share after tax). The FHLBB has announced that it expects to declare two dividends in the third quarter, with a catch-up for the delayed dividend. However, this catch-up has not yet been declared and could be eliminated by proposed regulations. All FHLBB dividends are subject to a number of factors, including FHLBB earnings.

Second quarter GAAP net income was $4.5 million in 2006 compared to a net loss of $4.6 million in the second quarter of 2005. The 2005 loss was due primarily to an $8.7 million non-cash charge related to the termination of the Employee Stock Ownership Program, along with Woronoco merger and systems conversion related expenses. Second quarter GAAP earnings per diluted share totaled $0.51 in 2006, compared to a loss of $0.74 in 2005. Second quarter core diluted earnings per share totaled $0.47 in 2006, compared to $0.53 in 2005, decreasing primarily due to the issuance of shares in connection with the Woronoco acquisition.

For the first six months of 2006, core income increased by 33% to $8.6 million compared to $6.5 million in the same period of 2005. Core earnings per diluted share measured $0.98 and $1.05 for these periods, respectively. Six month GAAP net income was $9.3 million in 2006 ($1.06 per diluted share), compared to a net loss of $1.4 million ($0.23 per diluted share) for the same period in 2005. Changes between the six month periods resulted principally from the same factors that affected earnings for the second quarter, described above, including the FHLBB dividend change.

Second quarter and recent highlights include:

        o  48% annualized growth in total commercial loans
        o  28% annualized growth in total loans
        o 22% annualized increase linked quarter in combined deposit and wealth management fees
        o 6% annualized increase in total deposits, excluding brokered deposit runoff
        o  1% annualized increase linked quarter in core non-interest expense
        o Opened full-service branches in the New York towns of Delmar, East Greenbush, and Guilderland.
        o Received regulatory approvals for new full-service branches in the New York towns of Halfmoon and Colonie, and filed regulatory applications for new full-service branches in Glenville and Guilderland.

Michael P. Daly, President and Chief Executive Officer, stated, "We had an exceptional quarter for loan growth in all three of our regional markets. We achieved a 28% annualized increase in total loans, including 48% annualized growth in total commercial loans. We also made excellent progress with our New York branch expansion efforts, opening three new branches and announcing plans for an additional two branches. We successfully hired additional sales staff to develop business in our expanded markets. All of these efforts are consistent with our strategic plan as we evolve into a regional bank.

For the first half of the year, we achieved 19% annualized loan growth and 14% annualized deposit growth. To mitigate the impact of a tighter margin due to increased deposit competition, we have held our total core non-interest expenses steady for the last two quarters, despite higher costs associated with new branches in New York. We were pleased to be recognized by the Boston Globe for the fifth consecutive year as one of the top performing publicly traded companies in Massachusetts."

Mr. Daly continued, "The major elements of our first half earnings generally came in as we expected. For the second half, we feel that the margin pressures that we are seeing will continue, and we expect to take a more selective approach to managing our growth. This will result in more modest near-term growth in our earnings, compared to our earlier expectations, while we also continue to invest in growing our New York branches. We will discuss our guidance further in our conference call on July 26."

DIVIDEND DECLARATION
--------------------

On June 30, 2006, the Company announced that the Board of Directors had declared a quarterly cash dividend of $0.14 per share, payable on August 24, 2006, to stockholders of record at the close of business on August 10, 2006.

BRANCH EXPANSION
----------------

The Bank is also announcing today that it has applied for regulatory approvals to open branches at 262 Saratoga Road, Glenville, New York and at Town Center Plaza, 1704 Western Avenue, Guilderland, New York. Both locations are former bank branches that were closed due to post-merger consolidations. These two new branches will bring to ten the total number of full-service branches that the Bank has so far named in New York. They bring the total number of operating and announced Berkshire Bank branches to 31, compared to 24 offices which were operating at the beginning of this year.

FINANCIAL CONDITION
-------------------

Total assets were $2.1 billion at June 30, 2006, increasing at an 18% annualized rate during the quarter. Total loans increased by $102 million during the second quarter, growing at a 28% annualized rate to $1.55 billion. Annualized loan growth was 19% for the first half of the year. While most categories of loans increased, second quarter growth was strongest in commercial loans, including a $27 million increase in commercial construction loans and a $32 million increase in commercial business loans. Double digit commercial loan growth was recorded in all three of the Bank's regional markets.

Asset quality remained favorable during the most recent quarter, with annualized net charge-offs measuring 0.04% of average loans and quarter-end nonperforming assets measuring 0.04% of total assets. Delinquent loans remained under 0.50% of total loans at mid-year.

Total deposits increased by $13 million to $1.46 billion during the second quarter. Second quarter annualized deposit growth was 6%, excluding brokered deposit run-off. Total deposits increased at a 14% annualized rate for the first half of the year. The Bank's new branches did not open until near the end of the second quarter, and the deposit market has become more competitive due to higher prevailing interest rates. Borrowings increased by $76 million to provide additional funding for the strong loan growth. The ratio of tangible stockholders' equity/assets decreased to 7.3% from 7.6% due to loan growth, while total equity/assets decreased to 11.6% from 12.0%.

RESULTS OF OPERATIONS
---------------------

Most major categories of income and expense increased in 2006 compared to 2005, primarily due to the acquisition of Woronoco Bancorp in June 2005, plus the benefit of organic growth. Results in 2005 also included non-core charges related to the termination of the Employee Stock Ownership Plan and merger and systems conversion expenses related to the Woronoco acquisition.

Second quarter net income decreased compared to the prior quarter, primarily due to the delay in the FHLBB dividend and to seasonal insurance fees in the first quarter related to contingent annual commissions. On a seasonally adjusted basis, and adjusting for the anticipated FHLBB dividend, core earnings would have increased at an 11% annual rate compared to the prior quarter.

Net interest income decreased by $150 thousand in the second quarter of 2006, compared to the prior quarter, due to the delayed FHLBB dividend. The net interest margin declined by 11 basis points to 3.16% from 3.27%, with the FHLBB dividend accounting for 8 basis points of the decline and tighter deposit costs accounting for most of the remaining 3 basis points. The flat yield curve has also contributed to margin pressures. Much of the strong loan growth was recorded in the second half of the quarter, with the full benefit to be recognized beginning in the third quarter.

Linked quarter non-interest income decreased by $181 thousand primarily due to the $327 thousand seasonal decrease in insurance commissions reflecting the fact that annual contingent revenues are normally recorded in the first quarter. The major fee income categories of deposit and wealth management fees together increased by $113 thousand (22% annualized) reflecting the Company's ongoing business expansion.

Core non-interest expense increased by $28 thousand (1% annualized) compared to the linked quarter, reflecting spending controls which mostly offset the higher costs of new branches. Non-interest expense included $470 thousand in charges related to new branches in the most recent quarter, an increase of $240 thousand from the linked quarter. Total non-interest expense included $385 thousand of non-core charges related to nonrecurring contract terminations and merger related charges. The effective tax rate improved to 31.2% from 32.9% due to tax credits on community development investments. Results for the second quarter of 2006 also included $359 thousand of pretax income from discontinued operations from the sale of the Company's data processing subsidiary in June, 2004.

CONFERENCE CALL AND EARNINGS GUIDANCE
-------------------------------------

Michael P. Daly, President and Chief Executive Officer, and Wayne F. Patenaude, Senior Vice President, Treasurer and Chief Financial Officer, will host a conference call at 10:00 a.m. (ET) on Wednesday, July 26, 2006. Persons wishing to access the conference call may do so by dialing 1-877-407-8035. Replays of the conference call will be available beginning July 26, 2006 at 1:00 p.m. (ET) through August 4, 2006 at 11:59 p.m. (ET) by dialing 1-877-660-6853 and using Account #286 and Conference ID #205656 (both numbers are needed to access the replay).

The conference call will focus on a discussion of the Company's performance in the most recent quarter. Additionally, management will provide revised earnings guidance for the second half of the year.

BACKGROUND
----------

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts and Northeastern New York. The Bank is transitioning into a regional bank and is positioning itself as the financial institution of choice in its retail and commercial markets, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services, and investment products. For more information on Berkshire Hills Bancorp, Inc. or Berkshire Bank, visit www.berkshirebank.com or call 800-773-5601.

FORWARD-LOOKING STATEMENTS
--------------------------

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties, and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; the quality or composition of the loan and investment portfolios; and the achievement of anticipated future earnings benefits from recent acquisitions. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
---------------------------

This press release contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles ("GAAP"). The Company's management uses certain non-GAAP measures for operational and investment decisions and believes that these measures are among several useful measures for understanding its operating results, performance trends, and financial condition. These measures should not be construed as a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables and elsewhere in this release.


                          BERKSHIRE HILLS BANCORP, INC.
                     CONSOLIDATED BALANCE SHEETS - UNAUDITED
--------------------------------------------------------------------------------------------------------------------------------
                                                               June 30,             March 31,            December 31,
                                                                 2006                 2006                   2005
                                                             --------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS
   Cash and due from banks                                   $    28,099           $    27,426           $    30,977
   Short-term investments                                            956                   352                   110
                                                             -----------           -----------           -----------
          Total cash and cash equivalents                         29,055                27,778                31,087

    Securities available for sale, at fair value                 353,322               384,629               390,876
    Securities held to maturity, at amortized cost                42,524                28,846                29,908
    Loans held for sale                                                -                 1,267                 2,093

    Total loans                                                1,551,112             1,448,505             1,416,449
    Less: Allowance for loan losses                              (13,537)              (13,090)              (13,001)
                                                             -----------           -----------           -----------
            Net loans                                          1,537,575             1,435,415             1,403,448

    Premises and equipment, net                                   28,005                26,226                26,236
    Accrued interest receivable                                    8,361                 8,915                 8,508
    Goodwill                                                      88,544                88,123                88,092
    Other intangible assets                                       10,556                11,040                11,524
    Bank owned life insurance                                     19,402                19,201                19,002
    Cash surrender value - other life insurance                   10,418                11,262                11,503
    Other assets                                                  20,227                13,631                13,276
                                                             -----------           -----------           -----------
            Total assets                                     $ 2,147,989           $ 2,056,333           $ 2,035,553
                                                             ===========           ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
    Deposits                                                 $ 1,463,545           $ 1,450,554           $ 1,371,218
    Borrowings                                                   412,641               336,265               397,453
    Junior subordinated debentures                                15,464                15,464                15,464
    Other liabilities                                              8,089                 6,413                 5,352
                                                             -----------           -----------           -----------
            Total liabilities                                  1,899,739             1,808,696             1,789,487

             Total stockholders' equity                          248,250               247,637               246,066
                                                             -----------           -----------           -----------
             Total liabilities and stockholders' equity      $ 2,147,989           $ 2,056,333           $ 2,035,553
                                                             ===========           ===========           ===========


                          BERKSHIRE HILLS BANCORP, INC.
               CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED
--------------------------------------------------------------------------------
                                  LOAN ANALYSIS

                                              June 30, 2006              March 31, 2006             December 31, 2005
                                           --------------------        -------------------        -----------------------
                                                        Percent                    Percent                      Percent
                                           Balance     of Total        Balance    of Total        Balance       of Total
                                           --------------------        -------------------        -----------------------
(DOLLARS IN MILLIONS)
Residential mortgages
     1 - 4 Family                            $   535          34 %      $   520          36 %      $   514           37 %
     Construction                                 34           2             36           2             35            2
                                             -------        ----        -------        ----        -------         ----
          Total residential mortgages            569          36            556          38            549           39

Commercial mortgages
     Construction                                 87           6             60           4             59            4
     Single and multi-family                      66           4             67           5             69            5
     Other commercial real estate                322          21            310          21            283           20
                                             -------        ----        -------        ----        -------         ----
          Total commercial mortgages             475          31            437          30            411           29

Commercial business loans                        184          12            152          11            159           11

Consumer loans
     Auto                                        168          11            153          11            148           10
     Home equity and other                       155          10            151          10            149           11
                                             -------        ----        -------        ----        -------         ----
          Total consumer loans                   323          21            304          21            297           21

          Total loans                        $ 1,551         100 %      $ 1,449         100 %      $ 1,416          100 %
                                             =======        ====        =======        ====        =======         ====

                                DEPOSIT ANALYSIS

                                                 June 30, 2006             March 31, 2006            December 31, 2005
                                             --------------------       --------------------        ---------------------
                                                         Percent                     Percent                     Percent
                                             Balance     of Total        Balance     of Total        Balance     of Total
                                             --------------------       --------------------        ---------------------
(DOLLARS IN MILLIONS)

Demand                                       $   188          13 %      $   169          12 %      $   180           13 %
NOW                                              137           9            148          10            149           11
Money market                                     274          19            284          20            245           18
Savings                                          207          14            216          15            222           16
                                             -------        ----        -------        ----        -------         ----
     Total non-maturity (core) deposits          806          55            817          57            796           58

Time less than 100 thousand                      355          24            342          23            308           23
Time 100 thousand or more                        253          17            235          16            210           15
Brokered time                                     50           4             57           4             57            4
                                             -------        ----        -------        ----        -------         ----
     Total time deposits                         658          45            634          43            575           42

     Total deposits                          $ 1,464         100 %      $ 1,451         100 %      $ 1,371          100 %
                                             =======        ====        =======        ====        =======         ====


                          BERKSHIRE HILLS BANCORP, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
---------------------------------------------------------------------------------------------------------------------------------
                                                                       Three Months Ended               Six Months Ended
                                                                     ------------------------        -------------------------
                                                                     June 30,        June 30,         June 30,       June 30,
                                                                       2006            2005            2006            2005
                                                                     ------------------------        -------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST AND DIVIDEND INCOME
     Loans                                                            $ 24,017        $ 15,226        $ 46,373        $ 27,142
     Securities                                                          4,180           4,100           8,877           8,210
     Short-term investments                                                 15              22              32              38
                                                                      --------        --------        --------        --------
         Total interest and dividend income                             28,212          19,348          55,282          35,390
                                                                      --------        --------        --------        --------
INTEREST EXPENSE
    Deposits                                                             9,843           4,318          18,599           7,691
    Borrowings                                                           3,911           3,522           7,617           6,159
                                                                      --------        --------        --------        --------
         Total interest expense                                         13,754           7,840          26,216          13,850
                                                                      --------        --------        --------        --------

NET INTEREST INCOME                                                     14,458          11,508          29,066          21,540
PROVISION FOR LOAN LOSSES                                                  600             300             890             793
                                                                      --------        --------        --------        --------
Net interest income after provision for loan losses                     13,858          11,208          28,176          20,747
                                                                      --------        --------        --------        --------
NON-INTEREST INCOME
    Deposit fees                                                         1,383           1,033           2,669           1,648
    Wealth management fees                                                 772             663           1,528           1,333
    Insurance fees                                                         581             175           1,489             207
    Loan fees                                                              125             198             351             372
    Increase in cash surrender value of life insurance                     247             200             540             403
    Gain on sale of securities, net                                        529           1,388           1,026           1,817
    Gain on sale of loans and securitized loans, net                         -             162               -             751
    Other                                                                  273              97             397             125
                                                                      --------        --------        --------        --------
        Total non-interest income                                        3,910           3,916           8,000           6,656
                                                                      --------        --------        --------        --------
NON-INTEREST EXPENSE
    Salaries and benefits                                                5,758           4,485          11,411           8,820
    Occupancy and equipment                                              1,822           1,212           3,753           2,352
    Data processing and telecommunications                                 813             635           1,697           1,127
    Professional services                                                  432             363             935             838
    Marketing and advertising                                              350             200             593             361
    Foreclosed real estate and other loans, net                            105             218             137             312
    Amortization of intangible assets                                      478             156             956             186
    Other recurring non-interest expense                                 1,495           1,162           2,995           1,972
    Termination of Employee Stock Ownership Plan                             -           8,667               -           8,667
    Other non-recurring expense                                            385             963             385             963
                                                                      --------        --------        --------        --------
        Total non-interest expense                                      11,638          18,061          22,862          25,598
                                                                      --------        --------        --------        --------
    Income (loss) from continuing operations before income taxes         6,130          (2,937)         13,314           1,805
    Income tax expense                                                   1,888           1,671           4,254           3,161
                                                                      --------        --------        --------        --------
       Net income (loss) from continuing operations                      4,242          (4,608)          9,060          (1,356)
                                                                      ========        ========        ========        ========
    Income from discontinued operations before income taxes                359               -             359               -
    Income tax expense                                                     138               -             138               -
                                                                      --------        --------        --------        --------
       Net income from discontinued operations                             221               -             221               -
                                                                      ========        ========        ========        ========
       NET INCOME (LOSS)                                              $  4,463        $ (4,608)       $  9,281        $ (1,356)
                                                                      ========        ========        ========        ========
Earnings (loss) per share
    Basic                                                             $   0.52        $  (0.74)       $   1.09        $  (0.23)
    Diluted                                                           $   0.51        $  (0.74)       $   1.06        $  (0.23)
Average shares outstanding
    Basic                                                                8,512           6,257           8,492           5,782
    Diluted                                                              8,760           6,257           8,758           5,782

                BERKSHIRE HILLS BANCORP, INC.
            CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Quarters Ended
                                                                 -------------------------------------------------------------------
                                                                   June 30,      Mar. 31,      Dec. 31,      Sept. 30,     June 30,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                               2006          2006          2005          2005          2005
                                                                 -------------------------------------------------------------------
INTEREST AND DIVIDEND INCOME
    Residential mortgages                                          $ 7,290       $ 7,055       $ 7,142       $ 7,101       $ 4,444
    Commercial mortgages                                             8,218         7,625         7,001         6,673         4,977
    Commercial business loans                                        3,250         2,815         2,865         2,884         2,505
    Consumer loans                                                   5,259         4,861         4,812         4,491         3,300
                                                                  --------      --------      --------      --------      --------
         Total interest on loans                                    24,017        22,356        21,820        21,149        15,226
     Securities                                                      4,180         4,697         4,679         4,628         4,100
     Short-term investments                                             15            17            13            62            22
                                                                  --------      --------      --------      --------      --------
         Total interest and dividend income                         28,212        27,070        26,512        25,839        19,348
                                                                  --------      --------      --------      --------      --------
INTEREST EXPENSE
    Deposits                                                         9,843         8,756         7,359         5,979         4,318
    Borrowings                                                       3,911         3,706         4,116         4,806         3,522
                                                                  --------      --------      --------      --------      --------
         Total interest expense                                     13,754        12,462        11,475        10,785         7,840
                                                                  --------      --------      --------      --------      --------

NET INTEREST INCOME                                                 14,458        14,608        15,037        15,054        11,508
PROVISION FOR LOAN LOSSES                                              600           290           315           204           300
                                                                  --------      --------      --------      --------      --------
Net interest income after provision for loan losses                 13,858        14,318        14,722        14,850        11,208
                                                                  --------      --------      --------      --------      --------

NON-INTEREST INCOME
    Deposit fees                                                     1,383         1,286         1,452         1,439         1,033
    Wealth management fees                                             772           756           729           680           663
    Insurance fees                                                     581           908           664           472           175
    Loan fees                                                          125           226           189           179           198
    Increase in cash surrender value of life insurance                 247           293           244           245           200
    Gain on sale of securities, net                                    529           497           882           832         1,388
    Gain on sale of loans and securitized loans, net                     -             -             -            22           162
    Other                                                              273           125           137            86            97
                                                                  --------      --------      --------      --------      --------
        Total non-interest income                                    3,910         4,091         4,297         3,955         3,916
                                                                  --------      --------      --------      --------      --------

NON-INTEREST EXPENSE
    Salaries and benefits                                            5,758         5,653         5,758         5,699         4,485
    Occupancy and equipment                                          1,822         1,931         1,799         1,655         1,212
    Data processing and telecommunications                             813           884           875           736           635
    Professional services                                              432           503           471           590           363
    Marketing and advertising                                          350           243           355           372           200
    Foreclosed real estate and other loans, net                        105            32           187           241           218
    Amortization of intangible assets                                  478           478           481           481           156
    Other recurring non-interest expense                             1,495         1,501         1,354           998         1,162
    Termination of Employee Stock Ownership Plan                         -             -           168             -         8,667
    Other non-recurring expense                                        385             -           352           828           963
                                                                  --------      --------      --------      --------      --------
        Total non-interest expense                                  11,638        11,225        11,800        11,600        18,061
                                                                  --------      --------      --------      --------      --------

    Income (loss) from continuing operations before income taxes     6,130         7,184         7,219         7,205        (2,937)
    Income tax expense                                               1,888         2,366         2,381         2,459         1,671
                                                                  --------      --------      --------      --------      --------
       Net income (loss) from continuing operations                  4,242         4,818         4,838         4,746        (4,608)
                                                                  ========      ========      ========      ========      ========

    Income from discontinued operations before income taxes            359             -             -             -             -
    Income tax expense                                                 138             -             -             -             -
                                                                  --------      --------      --------      --------      --------
       Net income from discontinued operations                         221             -             -             -             -
                                                                  ========      ========      ========      ========      ========
       NET INCOME (LOSS)                                           $ 4,463       $ 4,818       $ 4,838       $ 4,746       $(4,608)
                                                                  ========      ========      ========      ========      ========

Earnings (loss) per share
    Basic                                                          $  0.52       $  0.57       $  0.57       $  0.56       $ (0.74)
    Diluted                                                        $  0.51       $  0.55       $  0.55       $  0.54       $ (0.74)
Average shares outstanding
    Basic                                                            8,512         8,476         8,420         8,456         6,257
    Diluted                                                          8,760         8,755         8,813         8,856         6,257

Dividends per share                                                $  0.14       $  0.14       $  0.14        $ 0.14       $  0.12

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                             ASSET QUALITY ANALYSIS
------------------------------------------------------------------------------------------------------------------------------------
                                                                               At or for the Quarters Ended
                                                           -------------------------------------------------------------------------
                                                              June 30,       Mar. 31,       Dec. 31,     Sept. 30,       June 30,
                                                               2006           2006           2005          2005           2005
                                                           -------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)
NON-PERFORMING ASSETS
Nonaccruing loans:
    Residential mortgages                                  $    234       $    289       $    360      $    393       $    663
    Commercial mortgages                                          -              -            127           130            209
    Commercial business loans                                   405            480            553           876            613
    Consumer loans                                              133            139            146           161            107
                                                           --------       --------       --------      --------       --------
        Total nonaccruing loans                            $    772       $    908       $  1,186      $  1,560       $  1,592
Real estate owned                                               105              -              -             -              -
                                                           --------       --------       --------      --------       --------
        Total nonperforming assets                         $    877       $    908       $  1,186      $  1,560       $  1,592
                                                           ========       ========       ========      ========       ========

Total nonperforming loans/total loans                          0.05%          0.06%          0.08%         0.11%          0.11%
Total nonperforming assets/total assets                        0.04%          0.04%          0.06%         0.08%          0.08%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period                             $ 13,090       $ 13,001       $ 13,123      $ 13,044       $  9,645
Charged-off loans                                              (364)          (331)          (538)         (284)          (391)
Recoveries on charged-off loans                                 211            130            101           159            169
                                                           --------       --------       --------      --------       --------
    Net loans charged-off                                      (153)          (201)          (437)         (125)          (222)
Allowance attributed to loans acquired by merger                  -              -              -             -          3,321
Provision for loan losses                                       600            290            315           204            300
                                                           --------       --------       --------      --------       --------
Balance at end of period                                   $ 13,537       $ 13,090       $ 13,001      $ 13,123       $ 13,044
                                                           ========       ========       ========      ========       ========

Allowance for loan losses/nonperforming loans                  1753%          1442%          1096%          841%           819%
Allowance for loan losses/total loans                          0.87%          0.90%          0.92%         0.93%          0.92%

NET LOAN (CHARGE-OFFS) RECOVERIES
Residential mortgages                                      $    (27)      $      -       $      -           $ -       $      -
Commercial mortgages                                              -              -              -             -              -
Commercial business loans                                         5              3           (268)            4           (109)
Consumer loans                                                 (131)          (204)          (169)         (129)          (113)
                                                           --------       --------       --------      --------       --------
         Total net                                         $   (153)      $   (201)      $   (437)       $ (125)      $   (222)
                                                           ========       ========       ========      ========       ========

Net charge-offs (annualized)/average loans                     0.04%          0.06%          0.12%         0.04%          0.08%

AVERAGE FICO SCORES OF CONSUMER
    AUTOMOBILE LOANS                                            721            719            716           715            711


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                          SELECTED FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                               At or for the Quarters Ended
                                                          --------------------------------------------------------------------------
                                                           June 30,       Mar. 31,       Dec. 31,       Sept. 30,      June 30,
                                                             2006           2006           2005           2005           2005
                                                          --------------------------------------------------------------------------
PER SHARE DATA
        Core earnings, diluted                              $  0.47        $  0.51        $  0.52        $  0.54        $  0.53
        Net earnings (loss), diluted                           0.51           0.55           0.55           0.54          (0.74)
        Tangible book value                                   17.30          17.26          17.15          17.04          16.56
        Total book value                                      28.79          28.79          28.81          28.68          28.45
        Market price at period end                            35.48          34.94          33.50          34.00          33.32

PERFORMANCE RATIOS
        Core return on tangible assets                         0.89 %         0.98 %         1.02%          1.04 %        0.94%
        Return (loss) on total assets                          0.85           0.94           0.96           0.92          (1.19)
        Core return on tangible equity                        11.41          12.63          13.49          14.47          11.42
        Return (loss) on total equity                          7.00           7.64           7.89           7.90         (11.26)
        Net interest margin, fully taxable equivalent          3.16           3.27           3.36           3.31           3.26
        Core tangible non-interest income to assets            0.68           0.74           0.71           0.64           0.66
        Non-interest income to assets                          0.75           0.80           0.85           0.77           1.00
        Core tangible non-interest expense to assets           2.17           2.21           2.24           2.10           2.17
        Non-interest expense to assets                         2.23           2.20           2.32           2.25           4.62
        Efficiency ratio                                      58.73          57.48          57.00          55.17          57.65

ASSET QUALITY RATIOS
        Net charge-offs (annualized)/average loans             0.04  %        0.06  %        0.12  %        0.04  %        0.08 %
        Non-performing assets/total assets                     0.04           0.04           0.06           0.08           0.08
        Loan loss allowance/total loans                        0.87           0.90           0.92           0.93           0.92
        Loan loss allowance/nonperforming loans               17.53 x        14.42 x        10.96 x         8.41 x         8.19 x

CAPITAL RATIOS
        Stockholders' equity to total assets                  11.56  %       12.04  %       12.09  %       12.08  %       11.80 %
        Tangible stockholders' equity to tangible assets       7.28           7.59           7.56           7.55           7.25

ANNUALIZED YEAR-TO-DATE GROWTH
        Total loans                                              19  %           9  %          71  %          94  %         142  %
        Total deposits                                           14             23             62             79            109

FINANCIAL DATA   (IN MILLIONS)
        Total assets                                        $ 2,148        $ 2,056        $ 2,036        $ 2,033        $ 2,067
        Total loans                                           1,551          1,449          1,416          1,412          1,416
        Total intangible assets                                  99             99            100            100            102
        Total deposits                                        1,464          1,451          1,371          1,348          1,306
        Total stockholders' equity                              248            248            246            246            244

        Total core income                                       4.1            4.5            4.6            4.7            3.5
        Total net income (loss)                                 4.5            4.8            4.8            4.7           (4.6)

-----------------------------------------------------
(1) All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(2) Data for the second quarter of 2006 has no revenue for Federal Home Loan Bank dividends due to a change in the dividend declaration schedule.

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                AVERAGE BALANCES
----------------------------------------------------------------------------------------------------------------------------
                                                                          Quarters Ended
                                            --------------------------------------------------------------------------------
                                              June 30,         Mar. 31,         Dec. 31,        Sept. 30,        June 30,
                                                2006             2006             2005            2005             2005
                                            --------------------------------------------------------------------------------
(IN THOUSANDS)
Assets
Loans
  Residential mortgages                      $  561,444       $  554,833       $  554,328      $  561,048       $  352,776
  Commercial mortgages                          450,283          427,891          398,867         396,212          314,778
  Commercial business loans                     161,618          152,970          159,741         165,414          154,405
  Consumer loans                                312,813          298,020          298,917         300,347          225,540
                                             ----------       ----------       ----------      ----------       ----------
    Total loans                               1,486,158        1,433,714        1,411,853       1,423,021        1,047,499
Securities                                      408,542          418,744          425,237         435,853          393,962
Short-term investments                              744            1,561              538           7,028            1,873
                                             ----------       ----------       ----------      ----------       ----------
    Total earning assets                      1,895,444        1,854,019        1,837,628       1,865,902        1,443,334
Intangible assets                                98,944           99,318           99,862         100,955           38,879
Other assets                                     94,805           90,412           94,608          98,394           81,732
                                             ----------       ----------       ----------      ----------       ----------
    Total assets                             $2,089,193       $2,043,749       $2,032,098      $2,065,251       $1,563,945
                                             ==========       ==========       ==========      ==========       ==========
Liabilities and stockholders' equity
Deposits
  NOW                                        $  140,103       $  141,364       $  143,120      $  135,638        $ 112,775
  Money market                                  284,447          269,685          251,462         241,088          183,273
  Savings                                       208,345          217,475          226,267         240,396          192,250
  Time                                          643,398          611,324          558,963         515,120          384,443
                                             ----------       ----------       ----------      ----------       ----------
    Total interest-bearing deposits           1,276,293        1,239,848        1,179,812       1,132,242          872,741
Borrowings                                      380,131          380,019          424,293         499,877          387,208
                                             ----------       ----------       ----------      ----------       ----------
    Total interest-bearing liabilities        1,656,424        1,619,867        1,604,105       1,632,119        1,259,949
Non-interest-bearing demand deposits            171,787          168,478          175,025         185,183          129,700
Other liabilities                                 6,456            5,099            6,661           6,409            9,579
                                             ----------       ----------       ----------      ----------       ----------
    Total liabilities                         1,834,667        1,793,444        1,785,791       1,823,711        1,399,228
Stockholders' equity                            254,526          250,305          246,307         241,540          164,717
                                             ----------       ----------       ----------      ----------       ----------
    Total liabilities and  equity            $2,089,193       $2,043,749       $2,032,098      $2,065,251      $ 1,563,945
                                             ==========       ==========       ==========      ==========       ==========

Supplementary data
    Total core deposits                      $  804,682       $  797,002       $  795,874      $  802,305        $ 617,998
    Total deposits                            1,448,080        1,408,326        1,354,837       1,317,425        1,002,441

-------------------------------------------------------------------
(1) Average balances for securities available-for-sale are based on amortized cost.
(2) Average balances reflect the acquisition of Woronoco Bancorp, Inc. on June 1, 2005.


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
             AVERAGE YIELDS (Fully Taxable Equivalent - Annualized)
-------------------------------------------------------------------------------------------------------------------
                                                                     Quarters Ended
                                      -----------------------------------------------------------------------------
                                         June 30,        Mar. 31,       Dec. 31,       Sept. 30,       June 30,
                                           2006            2006           2005           2005            2005
                                      -----------------------------------------------------------------------------
Earning assets
Loans
  Residential mortgages                     5.19  %        5.09  %         5.15  %        5.06  %         5.04  %
  Commercial mortgages                      7.32           7.23            6.96           6.68            6.34
  Commercial  business loans                8.07           7.46            7.12           6.92            6.51
  Consumer loans                            6.74           6.61            6.39           5.93            5.87
    Total loans                             6.46           6.21            6.15           5.91            5.83
Securities                                  4.59           4.96            4.87           4.69            4.40
Short-term investments                      4.94           4.45            3.96           3.50            2.91
    Total earning assets                    6.07           5.99            5.83           5.60            5.44

Funding liabilities
Deposits
  NOW                                       1.02           1.01            0.65           0.42            0.18
  Money Market                              3.36           3.12            2.61           2.07            1.98
  Savings                                   0.78           0.76            0.77           0.86            1.03
  Time                                      4.17           3.92            3.57           3.12            2.99
    Total interest-bearing deposits         3.09           2.86            2.47           2.10            1.98
  Borrowings                                4.13           3.96            3.85           3.81            3.65
    Total interest-bearing liabilities      3.33           3.12            2.84           2.62            2.50

Net interest spread                         2.74           2.87            2.99           2.98            2.94
Net interest margin                         3.16           3.27            3.36           3.31            3.26

Cost of funds                               3.02           2.83            2.56           2.35            2.24

-------------------------------------------------------------------------------
(1) Average balances and yields for securities available-for-sale are based on amortized cost.
(2) Cost of funds includes all deposits and borrowings.
(3) Data for the second quarter of 2006 has no revenue for Federal Home Loan Bank dividends due to a change in the dividend declaration schedule.


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
------------------------------------------------------------------------------------------------------------------------------------
                                                                  At or for the Quarters Ended                  For six months ended
                                                   ----------------------------------------------------------   --------------------
                                                   June 30,    Mar. 31,    Dec. 31,     Sept. 30,    June 30,   June 30,   June 30,
                                                     2006        2006        2005         2005         2005       2006       2005
-------------------------------------------------------------------------------------------------------------   --------------------
(DOLLARS IN THOUSANDS)
Net income                                          $ 4,463      $ 4,818     $ 4,838      $ 4,746     $(4,608)  $ 9,281    $(1,356)
Less: Gain on sale of securities, net                  (529)        (497)       (882)        (832)     (1,388)   (1,026)    (1,817)
Less: income from discontinued operations              (359)           -           -            -           -      (359)         -
Plus: Termination of ESOP                                 -            -         168            -       8,667         -      8,667
Plus: Other nonrecurring expense                        385            -         352          828         963       385        963
Adj:  Income taxes                                      166          164         119            1        (139)      330         11
                                                    -------      -------     -------      -------     -------   -------    -------
Core income                                     (A)   4,126        4,485       4,595        4,743       3,495     8,611      6,468
Plus: Amort. Intang. Assets (net of taxes)              320          320         322          322         105       640        125
                                                    -------      -------     -------      -------     -------   -------    -------
Tangible core income                            (B) $ 4,446      $ 4,805     $ 4,917      $ 5,065     $ 3,600   $ 9,251    $ 6,593
                                                    =======      =======     =======      =======     =======   =======    =======

Total non-interest income                           $ 3,910      $ 4,091     $ 4,297      $ 3,955     $ 3,916   $ 8,001    $ 6,660
Less:  Gain on sale of securities, net                 (529)        (497)       (882)        (832)     (1,388)   (1,026)    (1,817)
                                                    -------      -------     -------      -------     -------   -------    -------
Total core non-interest income                  (C) $ 3,381      $ 3,594     $ 3,415      $ 3,123     $ 2,528   $ 6,975    $ 4,843
                                                    =======      =======     =======      =======     =======   =======    =======

Total non-interest expense                          $11,638      $11,225     $11,800      $11,600     $18,061   $22,863    $25,597
Less:  Termination of ESOP                                -            -        (168)           -      (8,667)        -     (8,667)
Less:  Other non-recurring expense                     (385)           -        (352)        (828)       (963)     (385)      (963)
                                                    -------      -------     -------      -------     -------   -------    -------
Core non-interest expense                            11,253       11,225      11,280       10,772       8,431    22,478     15,967
Less: Amortization of intangible assets                (478)        (478)       (481)        (481)       (156)     (956)      (186)
                                                    -------      -------     -------      -------     -------   -------    -------
Total core tangible non-interest expense        (D) $10,775      $10,747     $10,799      $10,291     $ 8,275   $21,522    $15,781
                                                    =======      =======     =======      =======     =======   =======    =======

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Total average assets                                $ 2,089      $ 2,044     $ 2,032      $ 2,065     $ 1,564   $ 2,066    $ 1,438
Less:  Average intangible assets                        (99)         (99)       (100)        (101)        (39)      (99)       (23)
                                                    -------      -------     -------      -------     -------   -------    -------
Total average tangible assets                   (E) $ 1,990      $ 1,944     $ 1,932      $ 1,964     $ 1,525   $ 1,967    $ 1,415
                                                    =======      =======     =======      =======     =======   =======    =======

Total average stockholders' equity                  $   255        $ 250     $   246      $   242     $   165   $   252    $   149
Less:  Average intangible assets                        (99)         (99)       (100)        (101)        (39)      (99)       (23)
                                                    -------      -------     -------      -------     -------   -------    -------
Total average tangible stockholders' equity     (F) $   156        $ 151     $   146      $   141     $   126   $   153    $   126
                                                    =======      =======     =======      =======     =======   =======    =======

Total stockholders' equity, period-end              $   248        $ 248     $   246      $   246     $   244   $   248    $   244
Less:  Intangible assets, period-end                    (99)         (99)       (100)        (100)       (102)      (99)      (102)
                                                    -------      -------     -------      -------     -------   -------    -------
Total tangible stockholders' equity, period-end (G) $   149        $ 149     $   146      $   146     $   142   $   149    $   142
                                                    =======      =======     =======      =======     =======   =======    =======

Total shares outstanding, period-end (thousands)(H)   8,622        8,601       8,540        8,564       8,594     8,622      8,594
Average diluted shares outstanding (thousands)  (I)   8,760        8,755       8,813        8,856       6,257     8,758      5,782

Core earnings per share                       (A/I) $  0.47      $  0.51     $  0.52      $  0.54     $  0.53   $  0.98    $  1.05
Tangible book value per share                 (G/H) $ 17.30      $ 17.32     $ 17.15      $ 17.04     $ 16.56   $ 17.30    $ 16.56

Core return on tangible assets                (B/E)    0.89 %       0.98 %      1.02 %       1.04  %     0.94  %   0.94  %    0.93 %
Core return on tangible equity                (B/F)   11.41        12.63       13.49        14.47       11.42     12.02      10.46
Core tangible non-interest income to assets   (C/E)    0.68         0.74        0.71         0.64        0.66      0.71       0.68
Core tangible non-interest exp to assets      (D/E)    2.17         2.21        2.24         2.10        2.17      2.19       2.24
Efficiency ratio                                      58.73        57.48       57.00        55.17       57.65     58.10      58.61

Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income. The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

Ratios are annualized and based on average balance sheet amounts, where applicable.

Contact:        Berkshire Hills Bancorp, Inc.
                Wayne F. Patenaude, 413-236-3195
                Senior Vice President, Treasurer
                and Chief Financial Officer